Exhibit 10.2(b)

AMENDMENT #1 TO EVALUATION, OPTION AND LICENSE AGREEMENT

THIS AMENDMENT #1 TO EVALUATION, OPTION AND LICENSE AGREEMENT (“Amendment #1”) is made as of April 24th, 2019 (the “Amendment Effective Date”) by and between IDEAYA BIOSCIENCES, INC., a Delaware corporation, having a principal place of business at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080 (“Company”), Cancer Research Technology Limited, a company registered in England & Wales under number 1626049 and located at the Angel Building, 407 St John Street, London EC1V 4AD, England (“CRT”), and The University of Manchester, a public research university located at Oxford Road, Manchester M13 9PL, England (“Manchester”) (with CRT and Manchester, collectively, “Institute”).

WHEREAS, Company and Institute are Parties to an Evaluation, Option and License Agreement having an effective date of April 28, 2017 (the “Agreement”); and

WHEREAS, Parties desire to amend the Original Agreement to extend the Option Period, to restate the Research Plan, including to support certain research activities in the laboratory of Dr. Stephen Taylor at University of Manchester, and to clarify the scope of exclusivity to enable IDEAYA to further the Research Plan through third-party service providers and/or to further potential commercial opportunities through third-party evaluation of a PARG Inhibitor or use thereof.

1. The following provisions are amended and restated in their entirety (with changes shown relative to Original Agreement, including strike-through of deletions and underlining of additions), as follows:

1.63 “Research Term” means the period beginning on the Effective Date and ending on the third (3rd) ~~second (2nd)~~ anniversary thereof, unless extended by the mutual written agreement of the Parties.

2.3 Exclusivity. Subject to Institute’s retained rights under Section 2.6: (a) no Party shall undertake a drug discovery program in the Research Field during the Research Term (except for the conduct of the Research Plan under this Agreement); and (b) no Party shall grant any Third Party any rights or licenses under its Background IP or Ideaya Project IP as the case may be during the Option Period, provided, however, that IDEAYA may grant a non-exclusive (sub)license under the Product IP to any Third Party in furtherance of the Research Plan or for evaluation of potential commercial opportunities of a PARG Inhibitor.

3. All capitalized terms used but not otherwise defined in this Amendment #1 shall have the same meanings given to them in the Agreement.

4. Except as expressly stated in this Amendment #1, the Agreement remains unchanged and in full force and effect

A facsimile or portable document format (“.pdf”) copy of this Amendment #1, including the signature pages, will be deemed an original.

IN WITNESS WHEREOF, authorized representatives of the Parties to the Agreement have executed this Amendment #1 as of the Amendment Effective Date.

IDEAYA BIOSCIENCES, INC.	CANCER RESEARCH TECHNLOGY LIMITED

By: /s/ Paul A. Stone	By: /s/ Angus Lauder

Print Name: Paul A. Stone	Print Name: Angus Lauder

Title: General Counsel	Title: Associate Director

THE UNIVERSITY OF MANCHESTER

By: /s/ Lisa Murphy

Print Name: Lisa Murphy

Title: Solicitor and Head of Contracts The University of Manchester

18 April 2019